UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point, Colorado Springs, Colorado 80906

(Address of Principal Executive Offices) (Zip Code)

(303) 320-7708

(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange where registered
Common Stock	GORO	NYSE American

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2020, Gold Resource Corporation (the “Company”) issued a press release announcing that effective as of the completion of the spin-off of the Company’s wholly-owned subsidiary, Fortitude Gold Corporation (the “Spin-off”), Jason Reid, has stepped down as the Company’s Chief Executive Officer, President and a member of the Board of Directors, in order to continue in those same roles at Fortitude Gold Corporation. In connection with his separation from the Company, the Board of Directors approved a severance payment of $500,000 and accelerated the vesting of all outstanding equity awards held by Mr. Reid.

On December 31, 2020, Gold Resource Canada Corporation, a wholly-owned subsidiary of the Company, entered into an employment agreement with Allen Palmiere pursuant to which he will provide services as Chief Executive Officer of the Company effective as of January 1, 2021. Mr. Palmiere has also been appointed to serve as a member of the Board of Directors to fill the vacancy created by Mr. Reid’s departure. Mr. Palmiere, has more than 35 years of experience in the mining industry both from a financial and operational perspective.  His international experience includes South Africa, Central America, Guyana and Brazil and 10 years of experience in China.  Mr. Palmiere’s expertise includes operations, executive management and financing, both debt and equity, and mergers and acquisitions. Since 2016, Mr. Palmiere has served as Chief Executive Officer of Ferrox Holdings Ltd., a privately held company focused on a titanium dioxide project in Africa. Mr. Palmiere previously served as Chief Executive Officer of Guyana Goldfields Ltd. (TSX:GUY), from August 2019 to December 2019 and also served as a director of that company from May 2019 to August 2020. Since June 2019, Mr. Palmiere has served as a director of Dundee Corporation (TSX:DC), a diversified holding company with investments in natural resource, mining and energy sectors. Mr. Palmiere’s former executive positions also include Chief Executive Officer and Chairman of the Board of HudBay Minerals Inc.; Executive Chairman of Barplats Investments Ltd.; Vice President and Chief Financial Officer of Zemex Corporation; and President and Chief Executive Officer of Breakwater Resources Ltd.  Mr. Palmiere is a Chartered Accountant and holds a Bachelor’s degree from the University of British Columbia.

Pursuant to the terms of Mr. Palmiere’s employment agreement, he will receive an annual base salary of $450,000, an annual performance bonus target opportunity of up to 60% of his annual base salary (or higher upon exceptional performance), and up to $500,000 per year in long term incentive awards. Mr. Palmiere will receive all other customary benefits payable to other executive officers. If his employment is terminated, Mr. Palmiere will be eligible for severance benefits including up to 24 months’ salary and pro-rated bonus for termination without cause or with good reason, and 24 months’ salary and bonus for termination within 12 months of a change in control. The foregoing description of Mr. Palmiere’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In connection with the Spin-off, Bill Conrad, Chairman of the Board, is stepping down as Chairman and will continue to serve as a director of the Company and Alex Morrison will serve as Chairman. One vacancy on the Board was created when Kimberly Perry previously stepped down to serve as Chief Financial Officer of the Company. On December 31, 2020, the Board determined to expand the size of the Board to five members and appointed two independent directors, Joseph Driscoll and Lila Manassa Murphy, to fill the vacancies effective as of January 1, 2021. Each independent director is expected to also fill vacancies on the various Board committees, which assignments will be determined at the next meeting of the Board. The new directors will receive a monthly cash retainer fee, which is subject to adjustment for among other things, committee membership and leadership, and are eligible for long-term equity incentive awards as determined by the Compensation Committee of the Board.

Joseph Driscoll has 33 years’ operational and progressive management experience in the mining industry. Since July 2020, Mr. Driscoll is serving as the Vice President and Mining Director of Forte Dynamics and Analytical. From September 2016 to July 2020, he was a senior partner and Mining Account Director at Environmental Resources Management. From October 2013 to September 2016, Mr. Driscoll was the manager of the metals and mining division of AMEC Engineering and Consulting. Mr. Driscoll has also served in various positions at Great Basin Gold Limited, Newmont, Barrick, Queenstake Resources, Stillwater Mining, Independence Mining, New Butte Mining and Pegasus Gold. Mr. Driscoll currently serves as an advisory board member for the Colorado School of Mines and is a member of the boards of directors of the professional organizations SME Foundation and the Global Underground Mining Guidelines Group, respectively. He is a qualified mining engineer and holds a Bachelor of Science degree from Montana Tech.

Lila A. Manassa Murphy, CFA, founded and has served as Principal of Intrinsic Value Partners, LLC since 2018, a provider of consulting services to asset management firms and family offices.  Since August 2018, she has served as an independent director and member of the audit committee of Dundee Corporation (TSX:DC), a diversified holding company with investments in natural resource, mining and energy sectors.  Ms. Murphy has also served on the board of directors and finance committee of Sustainable Development Strategies Group, a collaborative research and policy advisor organization focused on sustainable management of natural resources since June 2019. From December 2008 to August 2018, she was Vice President and Portfolio Manager at Federated Hermes, Inc. (NYSE:FHI), a Fortune 500, ESG focused investment firm with over $500 billion in assets under management, and was responsible for portfolio management and fundamental analysis in the alternative equity investment area with a dedicated focus in natural resources and hard assets.  Previously, Ms. Murphy has worked as an analyst at David W. Tice & Associates Inc. with a dedicated focus on natural resources investing for the Prudent Global Natural Resources Fund and the Prudent Global Gold Fund and an equity research analyst at Lee Financial Corporation.  She has more than 25 years of diverse investment management experience. She earned the Chartered Financial Analyst designation in 2004.  Ms. Murphy holds a Bachelor of Arts degree from New York University.

Item 7.01	Regulation FD Disclosure

On December 31, 2020, Gold Resource Corporation (the “Company”) issued a press release relating to the executive leadership changes associated with the Spin-off and certain other matters.  A copy of the press release is furnished herewith as Exhibit 99.1. The press release is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission (“SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release and investor presentation shall not be incorporated by reference into any filing of the Company regardless of general incorporation language in such filing, unless expressly incorporated by reference in such filing.

  Safe Harbor for Forward-Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward looking statements may include statements with respect to the Company’s potential separation of Fortitude Gold Corporation from the Company and the distribution of Fortitude Common Stock to the Company’s shareholders, the expected financial and operational results of the Company and Fortitude Gold Corporation after the separation and distribution, and changes to GRC’s management. Any forward-looking statements contained herein are based on Company management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, and the impact of the spin-off on the businesses of the Company. Economic, competitive, governmental, technological and other factors and risks that may affect the Company’s operations or financial results are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements other than as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are furnished as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement with Allen Palmiere
99.1	Press Release dated December 31, 2020
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: December 31, 2020	By:	/s/ Kimberly C. Perry
	Name:	Kimberly C. Perry
	Title:	Chief Financial Officer

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